Exhibit 99.1

Acadia Healthcare Reports Third Quarter Financial Results Consistent with Previously Announced Preliminary Financial Results

Revises Financial Guidance for 2016

Expects to Close U.K. Divestiture Transaction in the Fourth Quarter

FRANKLIN, Tenn.--(BUSINESS WIRE)--November 1, 2016--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the third quarter and nine months ended September 30, 2016. Revenue for the quarter was $734.7 million, an increase of 53.1% from $479.7 million for the third quarter of 2015. Loss from continuing operations attributable to Acadia stockholders was $117.8 million, or $1.36 per diluted share, compared with income from continuing operations of $29.5 million, or $0.42 per diluted share, for the third quarter of 2015. Results for the third quarter of 2016 include a loss on the planned U.K. divestiture of approximately $174.7 million, which includes an allocation of the goodwill related to the U.K. operations to the facilities held for sale of $106.9 million, estimated transaction-related expenses of $25.6 million, and a loss on the sale of properties of $42.2 million. Adjusted income from continuing operations attributable to Acadia stockholders grew 13.7% to $49.9 million for the third quarter of 2016 from $43.9 million for the third quarter of 2015, and adjusted EPS was $0.58, a 6.5% decrease from $0.62. Weighted average diluted shares outstanding increased 22.0% for the third quarter of 2016 from the third quarter of 2015, primarily due to the issuance of common stock in January and February 2016 related to the acquisition of Priory Group. A reconciliation of all non-GAAP financial results in this release appears beginning on page 8.

For the first nine months of 2016, revenue was $2.1 billion, up 62.3% from $1.3 billion for the first nine months of 2015. Loss from continuing operations attributable to Acadia stockholders for the first nine months of 2016 was $35.7 million, or $0.42 per diluted share, compared with income from continuing operations of $78.0 million, or $1.15 per diluted share, for the same period in 2015. Adjusted income from continuing operations attributable to Acadia stockholders was $158.9 million for the first nine months of 2016, an increase of 43.9% from $110.5 million for the comparable period in 2015, and adjusted EPS increased 13.4% to $1.86 from $1.64. Weighted average diluted shares outstanding increased 26.8% for the first nine months of 2016 from the first nine months of 2015.

“Acadia’s revenue grew in excess of 50% for the third quarter of 2016, the ninth consecutive quarter of such growth versus the comparable prior year quarter,” commented Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “For the latest quarter, this growth was, again, primarily due to the increase in our inpatient beds during the last 12 months. We had approximately 17,900 beds at September 30, 2016, including approximately 7,100 added through the acquisition of the Priory Group in the first quarter of 2016, compared with approximately 9,600 a year earlier. For the nine months ended September 30, 2016, we added approximately 7,300 beds through acquisitions, 548 beds to existing facilities and 140 beds through the opening of two de novo facilities. During the third quarter, we added 173 beds to existing facilities in the U.S. and U.K. As previously announced on October 18, 2016, we signed a definitive agreement to sell 21 existing behavioral health facilities and one de novo behavioral health facility with approximately 1,000 beds in the U.K., subject to approval of the Competition and Markets Authority (CMA).”

The Company’s third quarter revenue growth also reflected a consolidated 6.2% increase in same facility revenue, compared with the third quarter last year, which was less than anticipated. Same facility revenue in the U.K. increased 5.1% compared with an increase of 8.5% for the third quarter last year. Acadia believes this lower growth rate was primarily the result of the disruption to U.K. operations related to the July 14, 2016, announcement by the CMA regarding the Priory acquisition and subsequent events that led to the Company’s definitive agreement to sell facilities in the U.K. to address the CMA’s competitive concerns.

In the U.S., same facility revenue growth was 6.5% for the third quarter of 2016, compared to 5.9% for the same period last year. While the growth rate improved from last year, it is lower than we anticipated. Additionally, the third quarter results were also affected by a slower than expected ramping at several de novo acute inpatient facilities opened in 2015 and 2016.

Acadia had $27.8 million in cash and cash equivalents at the end of the third quarter of 2016, and net cash provided by continuing operations increased 49.8% to $79.4 million for the quarter and 84.7% to $265.2 million for the first nine months of 2016, compared with the same periods in 2015. At the end of the third quarter, the Company had significant availability under its $300 million revolving credit facility.

Based on Acadia’s results for the third quarter and outlook for the fourth quarter, including the impact of the exchange rate and the planned U.K. divestiture transaction, the Company today revised its guidance for 2016 adjusted earnings per diluted share to a range of $2.41 to $2.42. Adjusted earnings per diluted share for the fourth quarter is projected to be in a range of $0.55 to $0.56 and assumes an exchange rate of $1.22 per British Pound Sterling. The fourth quarter guidance was negatively impacted by approximately $0.03 to reflect the lower exchange rate and $0.02 for the net impact of the divestiture transaction, which is expected to close on November 30, 2016. Acadia’s guidance also assumes a tax rate of 22%. The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

Acadia will hold a conference call to discuss its third quarter financial results at 9:00 a.m. Eastern Time on Wednesday, November 2, 2016. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through November 18, 2016.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) the CMA’s acceptance of our undertakings to address its concerns relating to the Priory transaction and approval of the sale to BC Partners; (ii) our ability to divest facilities and fulfill our undertakings to the CMA on acceptable terms and within expected timeframes; (iii) potential difficulties operating our business in light of political and economic instability in the U.K. and globally following the referendum in the U.K. on June 23, 2016, in which voters approved an exit from the European Union, or Brexit; (iv) the impact of fluctuations in foreign exchange rates, including the recent devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD) following the Brexit vote; (v) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities, including Priory facilities; (vi) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (vii) potential reductions in payments received by Acadia from government and third-party payors; (viii) the occurrence of patient incidents, which could adversely affect the price of our common stock and result in incremental regulatory burdens and governmental investigations; (ix) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (x) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 589 behavioral healthcare facilities with approximately 17,900 beds in 39 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$744,802	$488,746	$2,139,039	$1,324,702
Provision for doubtful accounts	(10,137)	(9,016)	(31,013)	(25,529)
Revenue	734,665	479,730	2,108,026	1,299,173

Salaries, wages and benefits (including equity-based compensation expense of $7,145, $5,327, $20,989 and $14,576, respectively)	408,242	258,410	1,157,557	707,583
Professional fees	47,687	30,759	137,970	83,215
Supplies	30,555	21,634	88,449	58,430
Rents and leases	19,740	8,542	55,013	22,639
Other operating expenses	79,748	57,244	230,950	148,899
Depreciation and amortization	36,418	16,890	101,145	44,920
Interest expense, net	48,843	27,737	135,315	77,932
Debt extinguishment costs	3,411	9,979	3,411	9,979
Loss on divestiture	174,739	-	174,739	-
(Gain) loss on foreign currency derivatives	(15)	1,018	(523)	1,926
Transaction-related expenses	1,111	5,842	33,483	31,415
Total expenses	850,479	438,055	2,117,509	1,186,938
(Loss) income from continuing operations before income taxes	(115,814)	41,675	(9,483)	112,235
Provision for income taxes	2,396	12,669	27,767	34,794
(Loss) income from continuing operations	(118,210)	29,006	(37,250)	77,441
Income from discontinued operations, net of income taxes	-	80	-	83
Net (loss) income	(118,210)	29,086	(37,250)	77,524
Net loss attributable to noncontrolling interests	402	464	1,575	464
Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(117,808)	$29,550	$(35,675)	$77,988

Basic earnings attributable to Acadia Healthcare Company, Inc. stockholders:
(Loss) income from continuing operations	$(1.36)	$0.42	$(0.42)	$1.16
Income from discontinued operations	-	-	-	-
Net (loss) income	$(1.36)	$0.42	$(0.42)	$1.16

Diluted earnings attributable to Acadia Healthcare Company, Inc. stockholders:
(Loss) income from continuing operations	$(1.36)	$0.42	$(0.42)	$1.15
Income from discontinued operations	-	-	-	-
Net (loss) income	$(1.36)	$0.42	$(0.42)	$1.15

Weighted-average shares outstanding:
Basic	86,618	70,664	85,376	67,194
Diluted	86,618	71,110	85,376	67,539

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2016	December 31, 2015
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$27,751	$11,215
Accounts receivable, net of allowance for doubtful accounts of $37,725 and $29,332, respectively	277,568	216,626
Other current assets	87,628	66,895
Total current assets	392,947	294,736
Property and equipment, net	2,786,646	1,709,053
Goodwill	2,702,009	2,128,215
Intangible assets, net	84,385	59,575
Deferred tax assets - noncurrent	3,791	49,114
Derivative instruments	49,903	-
Assets held for sale	392,483	-
Other assets	40,814	38,515
Total assets	$6,452,978	$4,279,208

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$77,598	$45,360
Accounts payable	92,819	91,341
Accrued salaries and benefits	105,308	80,696
Other accrued liabilities	104,513	72,806
Total current liabilities	380,238	290,203
Long-term debt	3,583,879	2,195,384
Deferred tax liabilities - noncurrent	81,443	23,936
Other liabilities	147,150	78,602
Total liabilities	4,192,710	2,588,125
Redeemable noncontrolling interests	18,147	8,055
Equity:
Common stock	866	707
Additional paid-in capital	2,488,803	1,572,972
Accumulated other comprehensive loss	(425,869)	(104,647)
Retained earnings	178,321	213,996
Total equity	2,242,121	1,683,028
Total liabilities and equity	$6,452,978	$4,279,208

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
	(In thousands)
Operating activities:
Net (loss) income	$(37,250)	$77,524
Adjustments to reconcile net (loss) income to net cash provided by continuing operating activities:
Depreciation and amortization	101,145	44,920
Amortization of debt issuance costs	7,714	5,017
Equity-based compensation expense	20,989	14,576
Deferred income tax expense	25,857	28,925
Income from discontinued operations, net of taxes	-	(83)
Debt extinguishment costs	3,411	9,979
Loss on divestiture	174,739	-
(Gain) loss on foreign currency derivatives	(523)	1,926
Other	731	1,122
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(12,579)	(28,905)
Other current assets	(12,973)	(12,201)
Other assets	(1,134)	(4,879)
Accounts payable and other accrued liabilities	2,067	(8,316)
Accrued salaries and benefits	(10,759)	8,888
Other liabilities	3,746	5,071
Net cash provided by continuing operating activities	265,181	143,564
Net cash used in discontinued operating activities	(5,524)	(1,479)
Net cash provided by operating activities	259,657	142,085

Investing activities:
Cash paid for acquisitions, net of cash acquired	(683,285)	(391,216)
Cash paid for capital expenditures	(249,961)	(200,841)
Cash paid for real estate acquisitions	(37,947)	(21,976)
Settlement of foreign currency derivatives	523	(1,926)
Other	(1,135)	(887)
Net cash used in investing activities	(971,805)	(616,846)

Financing activities:
Borrowings on long-term debt	1,480,000	1,150,000
Borrowings on revolving credit facility	179,000	310,000
Principal payments on revolving credit facility	(166,000)	(310,000)
Principal payments on long-term debt	(46,069)	(23,813)
Repayment of assumed debt	(1,348,389)	(904,467)
Repayment of senior notes	-	(88,331)
Payment of debt issuance costs	(35,748)	(25,584)
Payment of premium on senior notes	-	(6,890)
Issuance of common stock, net	685,097	331,360
Common stock withheld for minimum statutory taxes, net	(7,917)	(7,582)
Excess tax benefit from equity awards	-	8,020
Other	(1,821)	(374)
Net cash provided by financing activities	738,153	432,339

Effect of exchange rate changes on cash	(9,469)	(856)

Net increase (decrease) in cash and cash equivalents	16,536	(43,278)
Cash and cash equivalents at beginning of the period	11,215	94,040
Cash and cash equivalents at end of the period	$27,751	$50,762
	$-
Effect of acquisitions:
Assets acquired, excluding cash	$2,505,407	$1,793,139
Liabilities assumed	(1,605,240)	(1,012,549)
Issuance of common stock in connection with acquisition	(216,882)	(380,210)
Redeemable noncontrolling interest resulting from an acquisition	-	(9,164)
Cash paid for acquisitions, net of cash acquired	$683,285	$391,216

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Same Facility Results (a,c)
Revenue	$479,548	$451,431	6.2%	$1,349,320	$1,252,370	7.7%
Patient Days	725,761	683,043	6.3%	1,991,511	1,853,799	7.4%
Admissions	34,094	31,790	7.2%	96,041	87,940	9.2%
Average Length of Stay (b)	21.3	21.5	-0.9%	20.7	21.1	-1.6%
Revenue per Patient Day	$661	$661	0.0%	$678	$676	0.3%
EBITDA margin	26.9%	27.4%	-50 bps	27.4%	27.1%	30 bps

U.S. Same Facility Results (a)
Revenue	$392,436	$368,507	6.5%	$1,104,014	$1,020,673	8.2%
Patient Days	568,103	534,745	6.2%	1,581,786	1,476,581	7.1%
Admissions	33,682	31,329	7.5%	95,045	86,894	9.4%
Average Length of Stay (b)	16.9	17.1	-1.2%	16.6	17.0	-2.1%
Revenue per Patient Day	$691	$689	0.2%	$698	$691	1.0%
EBITDA margin	27.4%	28.2%	-80 bps	27.9%	27.7%	20 bps

U.K. Same Facility Results (c)
Revenue	$87,112	$82,924	5.1%	$245,306	$231,697	5.9%
Patient Days	157,658	148,298	6.3%	409,725	377,218	8.6%
Admissions	412	461	-10.6%	996	1,046	-4.8%
Average Length of Stay (b)	382.7	321.7	19.0%	411.4	360.6	14.1%
Revenue per Patient Day	$553	$559	-1.2%	$599	$614	-2.5%
EBITDA margin	24.6%	23.5%	110 bps	25.0%	24.3%	70 bps

U.S. Facility Results
Revenue	$431,521	$379,857	13.6%	$1,269,994	$1,037,250	22.4%
Patient Days	604,472	542,345	11.5%	1,756,714	1,484,181	18.4%
Admissions	37,039	32,101	15.4%	107,719	87,666	22.9%
Average Length of Stay (b)	16.3	16.9	-3.4%	16.3	16.9	-3.7%
Revenue per Patient Day	$714	$700	1.9%	$723	$699	3.4%
EBITDA margin	25.2%	26.8%	-160 bps	26.3%	27.0%	-70 bps

U.K. Facility Results (c)
Revenue	$303,146	$82,924	265.6%	$836,004	$231,697	260.8%
Patient Days	765,723	148,298	416.3%	1,976,425	377,218	423.9%
Admissions	2,996	461	549.9%	7,395	1,046	607.0%
Average Length of Stay (b)	255.6	321.7	-20.5%	267.3	360.6	-25.9%
Revenue per Patient Day	$396	$559	-29.2%	$423	$614	-31.1%
EBITDA margin	22.4%	23.5%	-110 bps	22.2%	24.3%	-210 bps

Total Facility Results (c)
Revenue	$734,667	$462,781	58.8%	$2,105,998	$1,268,947	66.0%
Patient Days	1,370,195	690,643	98.4%	3,733,139	1,861,399	100.6%
Admissions	40,035	32,562	23.0%	115,114	88,712	29.8%
Average Length of Stay (b)	34.2	21.2	61.4%	32.4	21.0	54.6%
Revenue per Patient Day	$536	$670	-20.0%	$564	$682	-17.2%
EBITDA margin	24.0%	26.2%	-220 bps	24.7%	26.5%	-180 bps

(a) Same-facility results for the periods presented exclude certain services at three locations that will be closed and six outpatient programs that have been closed.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Revenue and revenue per patient day for the three and nine months ended September 30, 2015 are adjusted to reflect the foreign currency exchange rate for the comparable period of 2016 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three and nine months ended September 30, 2015 is 1.31 and 1.39, respectively.

Acadia Healthcare Company, Inc.
Reconciliation of Net (Loss) Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)

Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(117,808)	$29,550	$(35,675)	$77,988
Income from discontinued operations, net of income taxes	-	(80)	-	(83)
Net loss attributable to noncontrolling interests	(402)	(464)	(1,575)	(464)
Provision for income taxes	2,396	12,669	27,767	34,794
Interest expense, net	48,843	27,737	135,315	77,932
Depreciation and amortization	36,418	16,890	101,145	44,920
EBITDA	(30,553)	86,302	226,977	235,087

Adjustments:
Equity-based compensation expense (a)	7,145	5,327	20,989	14,576
Debt extinguishment costs (b)	3,411	9,979	3,411	9,979
Loss on divestiture (c)	174,739	-	174,739	-
(Gain) loss on foreign currency derivatives (d)	(15)	1,018	(523)	1,926
Transaction-related expenses (e)	1,111	5,842	33,483	31,415
Adjusted EBITDA	$155,838	$108,468	$459,076	$292,983

See footnotes on page 11.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income from Continuing Operations Attributable to Acadia Healthcare Company, Inc. to
Net (Loss) Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands, except per share amounts)

Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(117,808)	$29,550	$(35,675)	$77,988
Income from discontinued operations, net of income taxes	-	(80)	-	(83)
Provision for income taxes	2,396	12,669	27,767	34,794
(Loss) income from continuing operations attributable to Acadia Healthcare Company, Inc. before income taxes	(115,412)	42,139	(7,908)	112,699

Adjustments to (loss) income from continuing operations:
Debt extinguishment costs (b)	3,411	9,979	3,411	9,979
Loss on divestiture (c)	174,739	-	174,739	-
(Gain) loss on foreign currency derivatives (d)	(15)	1,018	(523)	1,926
Transaction-related expenses (e)	1,111	5,842	33,483	31,415
Income tax provision reflecting tax effect of adjustments to income from continuing operations (f)	(13,916)	(15,088)	(44,298)	(45,558)
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.	$49,918	$43,890	$158,904	$110,461

Weighted-average shares outstanding - diluted (g)	86,778	71,110	85,643	67,539

Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share	$0.58	$0.62	$1.86	$1.64

See footnotes on page 11.

Acadia Healthcare Company, Inc.
Constant Currency Condensed Consolidated Statements of Operations (h)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$799,559	$488,746	$2,227,782	$1,324,702
Provision for doubtful accounts	(10,142)	(9,016)	(31,021)	(25,529)
Revenue	789,417	479,730	2,196,761	1,299,173

Salaries, wages and benefits (including equity-based compensation expense of $7,145, $5,327, $20,989 and $14,576, respectively)	438,201	258,410	1,206,254	707,583
Professional fees	52,021	30,759	144,808	83,215
Supplies	32,370	21,634	91,419	58,430
Rents and leases	21,658	8,542	58,058	22,639
Other operating expenses	84,222	57,244	238,313	148,899
Depreciation and amortization	40,075	16,890	107,086	44,920
Interest expense, net	48,879	27,737	135,366	77,932
Debt extinguishment costs	3,411	9,979	3,411	9,979
Loss on divestiture	203,964	-	203,964	-
(Gain) loss on foreign currency derivatives	(15)	1,018	(523)	1,926
Transaction-related expenses	1,436	5,842	34,255	31,415
Total expenses	926,222	438,055	2,222,411	1,186,938
(Loss) income from continuing operations before income taxes	(136,805)	41,675	(25,650)	112,235
Provision for income taxes	1,009	12,669	26,357	34,794
(Loss) income from continuing operations	(137,814)	29,006	(52,007)	77,441
Income from discontinued operations, net of income taxes	-	80	-	83
Net (loss) income	(137,814)	29,086	(52,007)	77,524
Net loss attributable to noncontrolling interests	402	464	1,575	464
Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(137,412)	$29,550	$(50,432)	$77,988

Constant Currency Reconciliation of Adjusted Income from Continuing Operations Attributable to Acadia Healthcare Company, Inc. to
Net (Loss) Income Attributable to Acadia Healthcare Company, Inc. (h)
(Unaudited)

Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(137,412)	$29,550	$(50,432)	$77,988
Income from discontinued operations, net of income taxes	-	(80)	-	(83)
Provision for income taxes	1,009	12,669	26,357	34,794
(Loss) income from continuing operations attributable to Acadia Healthcare Company, Inc. before income taxes	$(136,403)	$42,139	$(24,075)	$112,699

Adjustments to (loss) income from continuing operations:
Debt extinguishment costs (b)	3,411	9,979	3,411	9,979
Loss on divestiture (c)	203,964	-	203,964	-
(Gain) loss on foreign currency derivatives (d)	(15)	1,018	(523)	1,926
Transaction-related expenses (e)	1,436	5,842	34,255	31,415
Income tax provision reflecting tax effect of adjustments to income from continuing operations (f)	(14,044)	(15,088)	(44,492)	(45,558)
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.	$58,349	$43,890	$172,540	$110,461

Weighted-average shares outstanding - diluted (g)	86,778	71,110	85,643	67,539

Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share	$0.67	$0.62	$2.01	$1.64

See footnotes on page 11.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted income from continuing operations, and constant currency adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net (loss) income adjusted for income from discontinued operations, net loss attributable to noncontrolling interests, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, loss on divestiture, (gain) loss on foreign currency derivatives and transaction-related expenses. We define Adjusted income from continuing operations as net (loss) income adjusted for income from discontinued operations, provision for income taxes, debt extinguishment costs, loss on divestiture, transaction-related expenses, (gain) loss on foreign currency derivative and income tax provision reflecting tax effect of adjustments attributable to Acadia.

EBITDA, Adjusted EBITDA, Adjusted income from continuing operations and constant currency adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA, Adjusted income from continuing operations and constant currency adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA, Adjusted income from continuing operations and constant currency adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted income from continuing operations and constant currency adjusted income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, Adjusted income from continuing operations and constant currency adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA, Adjusted income from continuing operations and constant currency adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Foreign currency exchange rate fluctuations affect the amounts reported from translating U.K. revenues and expenses into USD. These rate fluctuations can have a significant effect on our reported operating results. As a supplement to our reported operating results, we present constant currency financial information. We use constant currency financial information to provide a framework to assess how our business performed excluding the effects of changes in foreign currency translation rates. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses. To calculate financial information on a constant currency basis, financial information in the current period for amounts recorded in GBP is translated into USD at the average exchange rates that were in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

The Company is not able to provide a reconciliation of projected adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) For the three and nine months ended September 30, 2016, represents debt extinguishment costs of $3.4 million recorded in connection with the Tranche B-2 Repricing Amendment. For the three and nine months ended September 30, 2015, represents debt extinguishment costs related to the repayment of $88.3 million of the Company's 12.875% Senior Notes due 2018 on September 18, 2015, including a prepayment premium of $6.9 million and the write-off of $3.1 million of deferred financing costs.

(c) Loss on the planned divestiture in the U.K. includes an allocation of goodwill to the U.K. disposal group of approximately $106.9 million, estimated transaction-related expenses of approximately $25.6 million and a loss on the sale of properties of $42.2 million.

(d) Represents the change in fair value of foreign currency derivatives purchased by Acadia related to (i) acquisitions in the U.K. and (ii) transfers of cash between the U.S. and U.K. under the Company’s cash management and foreign currency risk management programs.

(e) Represents transaction-related expenses incurred by Acadia related to acquisitions.

(f) Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income from continuing operations based on tax rates of 21.8% and 25.6% for the three months ended September 30, 2016 and 2015, respectively, and 21.8% and 29.2% for the nine months ended September 30, 2016 and 2015, respectively.

(g) For the three and nine months ended September 30, 2016, approximately 0.2 million and 0.3 million, respectively, of the outstanding restricted stock and shares of common stock issuable upon exercise of outstanding stock option awards have been included in the calculation of weighted-average shares outstanding-diluted. These shares are excluded from the calculation of diluted earnings per share in the condensed consolidated statement of operations because the net loss for the three and nine months ended September 30, 2016 causes such securities to be anti-dilutive.

(h) Calculated on a constant currency basis whereby financial information in the current period for amounts recorded GBP is translated into USD at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). The exchange rate used for the three and nine months ended September 30, 2016 is 1.55 and 1.53, respectively.

CONTACT:
Acadia Healthcare Company, Inc.
Brent Turner, President, 615-861-6000